Pricster.com and Cardservice International SE Region Form Marketing
Alliance


HOLLYWOOD, Fla., Sept. 28 - Pricester.com and the Southeast Region of Cardservice International, Inc., a wholly owned subsidiary of First Data Corp., have formed a cooperative marketing strategy aimed at providing complementary services chiefly targeting the small business sector.

Cardservice International (CSI) is a recognized leader in the transaction processing industry, providing a wide range of credit card processing and related merchant services. "With an increasing number of businesses requesting payment processing capabilities via the internet, a strong working relationship with a reliable and cost-effective producer of e-commerce websites is a natural fit", commented Noel Fundora, CSI's Southeast Regional Sales & Services Director.

Joe Puentes, Pricester's President added, "There's an extremely strong synergy between the business enhancing tools that Pricester and CSI provide to business owners. Our products and services sold in conjunction with one another is a winning combination for both our organizations as well as for the client."

CSI's Southeast Region is a significant multi-state sales and servicing territory. Fourteen agent-operated offices within the region are already participating in the program and the results are positive, with both CSI and Pricester realizing additional sales. "Business owners want solutions, and they often rely on trusted vendors to recommend or integrate products or services that are closely related to that vendor's primary business. Our strategic partnership with CSI's SE Region is an important distribution channel for Pricester's website services and represents a tremendous growth opportunity", said Pricester's CEO, Ed Dillon.